Exhibit 99.2

TRISOURCE SOLUTIONS, LLC

UNAUDITED INTERIM FINANCIAL STATEMENTS

JUNE 30, 2019

Table of Contents	Page(s)

Financial Statements

i

TRISOURCE SOLUTIONS, LLC

BALANCE SHEET

(Unaudited)

	June 30, 2019	December 31, 2018

Current Assets
Cash	$3,392,853	$3,061,101
Trade receivables	2,797,872	2,443,675
Prepaid expenses and deposits	56,908	147,172
Total Current Assets	6,247,633	5,651,948

Property and equipment, net	416,654	381,090

Intangible assets	437,071	437,071

Goodwill	2,500,000	2,500,000

Other Assets
Advances to related party	294,815	294,815
Reserve account - restricted as to use	486,110	485,338
Total Other Assets	4,134,650	4,098,314
Total Assets	$10,382,282	$9,750,262

Current Liabilities
Accounts payable and accrued expenses	$1,375,298	$1,515,029
Residuals payable	1,090,501	900,968
Total Current Liabilities	2,465,799	2,415,997

Long-Term Liabilities
Merchant deposits	492,045	490,741
Total Long-Term Liabilities	492,045	490,741

Total Liabilities	$2,957,844	$2,906,738

Members’ Equity	$7,424,438	$6,843,524
Total liabilities and members’ equity	$10,382,282	$9,750,262

See the accompanying notes to financial statements

TRISOURCE SOLUTIONS, LLC

STATEMENTS OF OPERATIONS

(Unaudited)

For the six months ended

	June 30, 2019	June 30, 2018

Processing and annual fees revenue	$15,839,771	$13,477,308

Direct Expenses
Agent residuals	1,551,743	1,504,914
ISO residuals	4,979,530	4,266,274
Authorization fees	2,853,040	2,741,632
Other	246,784	178,615
Total operating expenses	9,631,097	8,691,435

Gross Profit	6,208,674	4,785,874

General and administrative expenses	3,286,224	3,097,964

Income from operations	2,922,451	1,687,910

Other Income (Expenses)
Interest expense	(36,974)	(16,523)
Interest income	10,095	8,236
Other income (expense)	1,390	50,000
Total other income (expenses)	(25,489)	41,713
Net Income	$2,896,961	$1,729,623

See the accompanying notes to financial statements

TRISOURCE SOLUTIONS, LLC

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

(Unaudited)

For the six months ended

Balance as of December 31, 2018	$6,843,524
Distributions	(2,316,047)
Net Income	2,896,961
Balance as of June 30, 2019	$7,424,438

Balance as of December 31, 2017	$5,368,570
Distributions	(594,041)
Net Income	1,729,623
Balance as of June 30, 2018	$6,504,152

See the accompanying notes to financial statements

TRISOURCE SOLUTIONS, LLC

STATEMENT OF CASH FLOWS

(Unaudited)

For the six months ended

	June 30, 2019	June 30, 2018

Cash Flows from Operating Activities
Net income	$2,896,961	$1,729,623
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	56,089	46,464
Loss on sale of property and equipment	-	-
Changes in assets and liabilities:
Trade receivables	(1,113,860)	(962,302)
Prepaid expenses and deposits	90,265	36,051
Reserve account - restricted as to use	(772)	119,992
Accounts payable and accrued expenses	(139,731)	(153,488)
Residuals payable	189,533	141,645
Merchants deposits	1,304	(118,510)
Net cash provided by operating activities	1,979,789	839,475

Cash Flows from Investing Activities
Net advances to related parties	0	(46,025)
Purchases of property and equipment	(91,653)	(55,093)
Net cash used in investing activities	(91,653)	(101,117)

Cash Flows from Financing Activities
Net borrowings on line of credit	759,663	632,760
Distribution	(2,316,047)	(594,041)
Net cash used in financing activities	(1,556,384)	38,720

Change in cash	331,752	777,077
Cash - Beginning of Year	3,061,101	1,875,895
Cash - End of Year	$3,392,853	$2,652,972

Supplemental disclosure of cash flow information
Interest paid	$36,974	$16,523

See the accompanying notes to financial statements

TRISOURCE SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

1.	Nature of Business and Significant Accounting Policies

TriSource Solutions, LLC (the “Company”) is a privately-owned company headquartered in Bettendorf, Iowa with an operating facility in East Moline, Illinois. The Company was formed in July 2007 as a result of a merger between CentralBANCARD, LLC and Nobel Electronic Transfer, LLC. The Company provides full-service credit card transaction processing for merchants of acquirer banks and independent sales organizations (ISOs). All functions of settlement processing are handled in-house on internally developed software.

A summary of the Company’s significant accounting policies follows:

Reporting Entity

TriSource Solutions, LLC is an 87.69% owned subsidiary of TriSource Solutions, Inc. (the “parent”). These financial statements do not purport to represent the financial position, results of operations or cash flows of the parent company, TriSource Solutions, Inc.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities and the reported amounts of revenue and expenses. Actual results could differ from those estimates.

Cash

The Company places its cash with high credit quality financial institutions. At times, such amounts may be in excess of the Federal Deposit Insurance Corporation insurance limits.

Accounts Receivable

Accounts receivable are carried at the original amount invoiced, less an estimate made for allowance for doubtful accounts. The allowance for doubtful accounts is based on management’s review of the outstanding receivables, historical and current collection information, current condition and aging of the accounts and existing economic conditions. Accounts are written off when all collection efforts have been exhausted. Recoveries of accounts receivable previously written off are recorded when received. Management believes that accounts receivable as of June 30, 2019 and 2018 are fully collectable; therefore, no allowance for doubtful accounts was recorded.

Property and Equipment

Property and equipment are carried at cost, less accumulated depreciation and amortization. Major expenditures for improvements and those which substantially increase useful lives are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation or amortization are removed from the accounts and resulting gains or losses are included in the statement of income.

TRISOURCE SOLUTIONS, LLC

Notes To Financial Statements (Continued)

Property and equipment are depreciated or amortized using the straight-line method over the assets’ estimated useful lives.

Intangible Assets

Intangible assets consist of software and portfolios. Software is primarily industry-specific software used to process credit card transactions. Portfolios are books of business purchased by the Company. The Company assesses indefinite-lived assets for impairment annually or more frequently if circumstances indicate impairment may have occurred. The Company evaluated these assets for impairment as of June 30, 2019 and 2018 and determined that the carrying values of such assets were not impaired.

Goodwill

The Company evaluates goodwill for impairment at the entity level when a triggering event occurs that indicates that the fair value of the entity may be below its carrying amount. When a triggering event occurs, the Company first assesses qualitative factors to determine whether the quantitative impairment test is necessary. If that qualitative assessment indicates that it is more likely than not that goodwill is impaired, the Company performs the quantitative test (referred to as a “Step 2” test) to compare the entity’s fair value with its carrying amount, including goodwill. If the qualitative assessment indicates that it is not more likely than not that goodwill is impaired, further testing is unnecessary. The goodwill impairment loss, if any, represents the excess of the carrying amount of the entity over its fair value of the entity.

No triggering events occurred during 2019 or 2018 that required goodwill impairment testing and, accordingly, no impairment loss was recorded.

Reserve Account – Restricted as To Use and Merchant Deposits

The Company’s merchant customers have the liability for any charges properly reversed by the cardholder. In the event, however, that the Company is not able to collect such amounts from the merchants due to merchant fraud, insolvency, bankruptcy or another reason, the Company may be liable for any such reversed charges. The Company’s risk of obligation in this area primarily relates to situations where the cardholder has purchased goods or services to be delivered in the future.

The Company requires cash deposits as collateral from ISOs to minimize its obligation. Collateral held by the Company is classified within “reserve account – restricted as to use” and the obligation to repay the collateral if it is not needed is classified within “merchant deposits” on the Company’s balance sheet.

The Company utilizes a number of systems and procedures to manage merchant risk. Despite these efforts, the Company historically has experienced some level of losses due to merchant defaults.

TRISOURCE SOLUTIONS, LLC

Notes To Financial Statements (Continued)

The Company’s reserve is recorded based primarily on historical experiences and other relevant factors such as economic downturns or increases in merchant fraud. Merchant credit losses are included in “direct expenses” in the Company’s statement of income.

Revenue Recognition

Revenue is recognized when credit card transactions are processed. The majority of the Company’s revenues are comprised of transaction-based fees, which constitute a percentage of dollar volume processed, a fee per transaction processed, account on file or some combination thereof.

Income Taxes

TriSource Solutions, LLC is a limited liability company. Income from limited liability companies is taxed to the members on their individual returns. Under the terms of the operating agreement, allocations of profits, losses, capital gains and distributions are in accordance with the pro rata number of issued and outstanding units held by each member.

Pending Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This standard also includes expanded disclosure requirements that result in a company providing users of financial statements with comprehensive information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts with customers. This standard will be effective for the calendar year ending December 31, 2019. The Company is currently in the process of evaluating the impact of adoption of this ASU on the financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases. The standard requires all leases with terms over 12 months to be capitalized as a right-of-use asset and lease liability on the balance sheet at the date of lease commencement. Leases will be classified as either finance or operating. This distinction will be relevant for the pattern of expense recognition in the statement of income. This standard will be effective for the calendar year ending December 31, 2020. The Company is currently in the process of evaluating the impact of adoption of this ASU on the financial statements.

Subsequent Events

Management has evaluated subsequent events through September 20, 2019, the date the financial statements were available to be reissued.

TRISOURCE SOLUTIONS, LLC

Notes To Financial Statements (Continued)

2.	Accounts Receivable

Accounts receivable are presented net of liabilities for which a right of offset exists. The Company receives processing revenue net of all related fees. The acquirer bank offsets the fees against the processing revenue after month end and the net revenue is then available to the Company after offset. Gross fees during the month are charged against the line of credit provided by the acquirer bank. The line of credit can only be used to accumulate fees during the month and the Company cannot borrow funds against the line of credit. This line of credit is limited to $4,000,000, is collateralized by all Company assets and matures September 2019. Interest on outstanding borrowings is payable monthly at the Federal Funds Rate (effective rate of 2.38% and 2.50% as of June 30, 2019 and December 31, 2018, respectively). The balance outstanding as of June 30, 2019 and December 31, 2018 was $3,915,906 and $3,156,243, respectively.

Offsetting of assets and liabilities at June 30, 2019 and December 31, 2018 is as follows:

	Gross Amounts of Assets and Liabilities	Gross Amounts Offset in the Balance Sheet	Net Amount of Assets Presented in the Balance Sheet
June 30, 2019
Trade receivables	$7,166,660	$(4,368,789)	$2,797,872
Payables and line of credit	(4,368,789)	4,368,789	-
	$2,797,872	$-	$2,797,872
December 31, 2018
Trade receivables	$6,113,914	$(3,670,239)	$2,443,675
Payables and line of credit	(3,670,239)	3,670,239	-
	$2,443,675	$-	$2,443,675

In 2019, the Company extended their line of credit agreement. This agreement increased the maximum draw amount to $5,000,000 and extended the maturity date to December 2019. The line continues to be collateralized by all Company assets, with interest based on the Federal Funds Rate.

TRISOURCE SOLUTIONS, LLC

Notes To Financial Statements (Continued)

3.	Property and Equipment

Property and equipment as of June 30, 2019 and December 31, 2018 consists of:

June 30, 2019
Machinery and equipment	$551,413
Software	183,547
Office furniture and fixtures	4,165
739,125
Less: Accumulated depreciation and amortization	322,471
$416,654
December 31, 2018
Machinery and equipment	$459,760
Software	183,547
Office furniture and fixtures	4,165
647,472
Less: Accumulated depreciation and amortization	266,382
$381,090

4.	Reserve Account – Restricted as To Use and Merchant Deposits

Reserve Account – Restricted as To Use

Reserve accounts are restricted as to use and are reflected in other assets on the Company’s balance sheet.

The Company’s primary sponsoring acquiring bank requires the Company to maintain a reserve that is the greater of $100,000 or ..003% of the cumulative prior six months’ net sales volume for all merchants under the bank’s sponsorship. At June 30, 2019 and December 31, 2018, the reserve was $367,342 and $331,001, respectively. In addition, the Company has established its own reserve account, which totaled $118,767 and $154,337 at June 30, 2019 and December 31, 2018, respectively. These reserves are maintained as a contingency against potential transaction losses by merchants processed through the Company.

Merchant Deposits

Each ISO office has a reserve maintained at the level specified in their contract based on a specific percentage of their merchants’ monthly dollar volume processed. Initial ISO reserves are based on the ISO principal’s credit worthiness along with the expected type of merchants to be boarded from processing. The ISO reserve may have a capped amount, or it may be an ongoing monthly reserve dependent on the performance of the merchant portfolio under each ISO.

TRISOURCE SOLUTIONS, LLC

Notes To Financial Statements (Continued)

5.	Related-Party Transactions

The Company is related to DCC Merchant Services USA, LLC and BDH Ventures, LLC through common ownership. The Company had gross processing income and residual expense for the six months ended:

	June 30, 2019		June 30, 2018
	Processing Income	Residual Expense	Processing Income	Residual Expense
DCC Merchant Services USA, LLC	$57,950	$26,637	$64,265	$32,865
BDH Ventures, LLC	1,825	520	1,968	559
	$59,775	$27,157	$66,232	$33,424

The Company incurred payroll and related expenses for two of DCC Merchant Services USA, LLC’s employees totaling $0 and $45,355 for the six months ended June 30, 2019 and 2018, respectively.

6.	Operating Leases and Commitments

The Company leases office space under non-cancelable operating leases that expire at various dates through November 2021, with options to renew for additional 3-year terms. The agreements require monthly payments ranging from $6,602 to $10,787. Total rent expense for the six months ended June 30, 2019 and 2018 was $104,339 and $96,931.

The Company also leases equipment under cancelable and non-cancelable operating leases that expire at various dates through May 2022. These agreements require monthly payments ranging from $131 to $4,791. Total rent expense under these leases was approximately $43,027 and $50,099 for the six months ended June 30, 2019 and 2018, respectively.

Minimum future commitments under non-cancellable operating leases are as follows:

	Office Lease	Equipment Lease	Total
2019	$104,338	$48,539	$109,850
2020	208,677	3,629	212,306
2021	180,500	3,628	184,128
2022	-	1,209	1,209.00
2023	-	-	-
Thereafter	-	-	-
	$493,515	$57,005	$550,520

TRISOURCE SOLUTIONS, LLC

Notes To Financial Statements (Continued)

7.	Employment Agreements and Phantom Unit Plan

The Company has employment agreements with certain key employees that contain bonus clauses, determined by management of the Company on an annual basis. The bonus, if any, is due within sixty days after the fiscal year. Amounts expensed under these contracts were approximately $0 and $181,625 for the six months ended June 30, 2019 and 2018, respectively.

In conjunction with the employment agreements with certain key employees, the Company has a phantom unit plan. The total number of phantom units to be granted under this plan cannot exceed 3,000 units. Prior to 2018, the phantom units vested up to 80% based on years of service with the remaining 20% vesting at the time of a change in control event, defined as a more than 50% change in the Company’s membership interest or sale of substantially all of the Company. Effective January 1, 2018, the plan was amended, restating all prior terms, to indicate the phantom units vest at the occurrence of a change in control event. Eligible participants were awarded 1,700 phantom units between 2014 and 2017. During the first six months of 2018, an additional 400 phantom units were granted. As of and for the six months ended June 30, 2019 and 2018, no liability or compensation expense was recorded in the financial statements as a change in control event has not occurred.

In addition, the Company has a separate employment agreement with another key employee. Prior to 2018, this agreement required the transfer of a 9.67% equity ownership as a portion of his compensation. Effective January 1, 2018, the plan was amended, restating all prior terms. Under that new agreement, the key employee is entitled to receive payments based on a 9.67% phantom economic interest in an amount determined by “net sales proceeds” at the time of a change in control event, as defined in the agreement. As of and for the six months ended June 30, 2019 and 2018, no liability or compensation expense was recorded in the financial statements as a change in control event has not occurred.

8.	Subsequent Events

On August 14, 2019, the Company was acquired by Hawk Parent Holdings, LLC and Subsidiaries for an amount up to $65 million, which includes a performance based earnout.

Due to the change in control, the amount due to certain key employees under the phantom unit plan and separate employment agreements totaled $1,618,055 and $5,773,865, respectively.

The financial statements have not been adjusted for the impact of these transactions.